Exhibit 10.8

                                                       Effective January 1, 2005

FINANCIAL ACCOUNTING AND REPORTING SERVICES AGREEMENT
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         THIS OPERATIONS & DATA PROCESSING SERVICE AGREEMENT is made and entered into this 1st day of January, 2005, by and between Republic First Bank ("Customer") and BSC Services Corp ("Servicer"), and updated as necessary to assure an objective allocation of costs, consistent with arms length business practices and all applicable regulations. Actual costs will be billed, based upon good faith estimates of time allocations, unless both parties to the contract agree to a mark-up. Without such mark-up, the services performed are under-market; however, this is acceptable, since neither party is suffering a detriment. So that the Customer can independently gauge the below-market, objective allocation of costs, detail of salary and time allocations will be provided as requested. Should such objective allocations change prior to billings, Customer agrees to modify the next billing to "true up" billings to the actual amounts of the new allocations.

In consideration of the mutual promises set forth herein, Servicer and Customer agree as follows:

SECTION 1 - SERVICES PROVIDED
-----------------------------

         1.1 Financial Accounting/Reporting. Management services will be provided, to support all of the major policy and regulatory mandates, including the investment policy, ALCO policies, and liquidity and balance sheet management policies. Assistance in pricing and availability to Bank officers will be made on a reasonable basis consistent with standard banking practices. Tax planning will also be performed to minimize tax burden consistent with standard business practices. Assistance to facilitate regulatory examinations will be provided as deemed necessary and beneficial. Centralization of cash management and investments will also be centralized, consistent with banking practices. All general ledger accounting functions will be performed. These services include maintenance of the general ledger and reconciliation of applicable accounts, monthly closings, preparation of call reports, preparation of monthly financial statements and related board reports, asset/liability management and related reporting, tax reporting and preparation and maintenance of the budget. To obtain the most cost effective insurance coverages, and consistent with standard banking practice, insurance will be centralized. Compliance with Sarbanes Oxley requirements will also be on a centralized basis to minimize duplication of costs.



SECTION 2 - OTHER SERVICES AND OBLIGATIONS
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         2.1 Special Services. If requested by Customer, other financial analyses will be performed.

         2.3 Training. Servicer shall provide to Customer service standard training programs for the purpose of training Customer's personnel in the proper use of Servicer's procedures, systems and reports. Customer shall provide competent personnel for such training and shall cooperate with Servicer in properly scheduling such training in conjunction with Customer's conversion to Servicer's standard training.



SECTION 3 - PAYMENT OF FEES
---------------------------

         3.1 Service Charges. Customer agrees to pay Servicer for the Services in accordance with the charges set forth in Schedule A. Payment shall be due monthly upon receipt of invoice. Any charges not paid within thirty (30) days of invoice date shall bear interest at the rate of 1% per month. Customer agrees to pay all applicable sales or other taxes with respect to the Services. After expiration of one (1) year from the date of initial processing under this Agreement, the charges shall be reevaluated annually on the basis of updated time/expense allocations



SECTION 4 - TERM OF AGREEMENT
-----------------------------

         4.1 Term. This Agreement is effective and legally binding as of the date hereof and, unless terminated as hereinafter provided, shall continue for a period of ten years from January 1, 2005. Upon agreement of the Boards of Directors of both Customer and Servicer, the term may be shortened or otherwise modified.



SECTION 5 - PROTECTION OF CUSTOMER DATA/AUDIT/COMPLIANCE WITH REGULATIONS
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         5.1 Confidentiality. All data relating to Customer's business provided to Servicer by Customer shall be treated confidentially and safeguarded by Servicer using the same care and discretion, which Servicer uses with data it regards as confidential.

         5.2 Access to Personnel, Systems and Records/Audit. Consistent with normal business standards and regulatory requirements, Servicer will be subject to reasonable access to auditors.

         5.3 Compliance with Regulations. Servicer agrees to comply with all applicable regulations.



SECTION 6 - TERMINATION
-----------------------

         6.1 Termination for Default. Either Customer or Servicer may terminate this Agreement upon material default of the other party under this Agreement and failure of such defaulting party to cure such default within one hundred eighty
(180) days after receipt of written notice specifying the event of default claimed. If such default is not cured within such 180-day period, and the terminating party intends to terminate, the terminating party must within ten
(10) days thereafter give thirty (30) days written notice of termination.



SECTION 7 - GENERAL
-------------------

         7.1 Governing Law. This Agreement shall be governed by and constructed in accordance with the laws of the State of Delaware. This Agreement has been accepted in and shall be performable in New Castle County, Delaware.

         7.2 Entire Agreement. This Agreement constitutes the entire integrated agreement between the parties, hereby superseding any and all previous representations, understandings or agreements, and may be amended only by an instrument in writing signed by Customer and an executive officer of Servicer. SERVICER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN THOSE CONTAINED HEREIN.

         7.3 Assignment. Neither Customer nor any successor, receiver or assignee shall directly or indirectly assign this Agreement (whether such assignment is effected in connection with a sale of Customer's assets, stock or through merger, an insolvency proceeding or otherwise) without the prior written consent of Servicer.

         7.4 Binding Effect. This Agreement is binding on the parties hereto and their respective successors and assigns. Customer represents that the officer signing below is duly authorized to enter into this Agreement on behalf of Customer. If amended, this Agreement shall be deemed binding on Servicer only when signed by an executive officer of Servicer.

IN WITNESS WHEREOF, Customer and Servicer have entered into this revised Agreement.

                                                BSC Services Corp.

                                                BY: /s/ Paul Frenkiel
                                                --------------------------------
                                                Paul Frenkiel

                                                TITLE: Chief Financial Officer

                                                DATE: January 31, 2005
                                                      ----------------


                                                REPUBLIC FIRST BANK

                                                BY: /s/ Robert Davis
                                                -------------------------------
                                                Robert Davis

                                                TITLE: President

                                                DATE: January 31, 2005
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